219639


                            ARTICLES OF INCORPORATION
                                       OF
                               WALLACE SILVER INC.





Filed at the request of Elmer
Almquist at 4:30 o'clock P.M. on
September 6, 1968.  Records of
Shoshone County, State of Idaho.

ANNA K. BATTICK. COUNTY RECORDER

BY  /s/                 Deputy
  ----------------------


ON FILE

                           ARTICLES OF INCORPORATION

                                       OF

                               WALLACE SILVER INC.


KNOW ALL MEN BY T14ESE PRESENTS:

                  That we, the undersigned, all of whom are citizens of the United States, of America and of full age, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Idaho and we hereby certify:

         FIRST:   That the name of this corporation shall be Wallace Silver Inc.

         SECOND: That the purposes for which this corporation is formed are as follows:

         1. Primarily to acquire in exchange for its captial stock the ownership of subsurface mineral rights and the right to extract and mine ores and minerals beneath the surface of the Incorporated City of Wallace in Shoshone County, Idaho, and underneath adjoining or adjacent parcels of land now in either public or private ownership.

         2. Through the consolidation of widely held individual, municipal and other corporate ownership in this corporation to make it feasible to negotiate and to enter into a sale, lease, profit-sharing agreement or like arrangement with some other person, persons or corporation having sufficient capital and mining experience and ability to thoroughly prospect, develop and mine commercial ores and minerals encompassed in the mineral rights so acquired by this corporation.

         3. In addition to the general powers of management vested by law in corporate directors, a majority of the Board of Directors of this corporation as the same is constituted from time to time, at any regular meeting thereof, or at any special meeting thereof, called for such purpose shall have the right to exercise those powers of the corporation set out in paragraph numbered (2) hereof.

         4. To acquire, hold, work and operate mines and lodes bearing lead, silver and other associated minerals, and to acquire, own and use water, water rights and mills incident to the extraction, treatment and reduction of the ores of said metals and, from time to time to sell and convey such mines, mills, water rights, and ores, and to do all things incident to the general business of mining and to treat and market the product of the mines.

         5. To acquire mines and mining rights and other property, to own, work and lease mineral lands, to treat, transport and dispose of the ores and other products obtained therefrom or thereunder, to construct and operate such works as shall be necessary, and generally to do and perform all or any of the matters aforesaid, and all other acts and things which in the Judgment of this company may be requisite for its purposes or incidental thereto.

         6. To buy, sell, lease, deal in and otherwise acquire and dispose of mines, mining claims, mineral and mining grounds, mining and mineral concessions and mineral riches and interests in and to all of same.

         THIRD: The principal place of business of this corporation shall be at the incorporated City of Wallace, in Shoshone County, Idaho, at which place this corporation will maintain its registered office, the post office address being Wallace, Idaho.

         FOURTH:  The duration of this corporation shall be perpetual.

         FIFTH: The number of directors of this corporation shall not be less than three nor more than five and they shall be elected annually and shall serve until the election and qualification of their successors. The directors who are to serve for the first corporate year shall be selected by the incorporators at Cie time of their organization meeting.

         SIXTH:   The amount of the capital stock of  this corporation  shall be
Five  Hundred   Thousand  Dollars   ($500,000.00)   divided  into  Five  Million


(5,000,000) shares of a par value of Ten Cents (10c) per share. Said stock shall all be of the same class and each and every share of said stock shall have the same rights acrd privileges as those enjoyed by each and every other share of said stock.

         SEVENTH: All shares of the capital stock of this corporation shall be issued as fully paid and non-assessable and each certificate evidencing ownership of stock shall be printed on its face the word "non-assessable".

         EIGHTH: The Board of Directors shall, at any regular or special meeting of said board, have power and authority to repeal and/or amend any or all of the bylaws of this corporation, and/or to adopt new bylaws, a majority vote of said directors being required for tile exercise of such power.

         NINTH:   The name and post office address of each of the  Incorporators of this company and the number of shares of this corporation which have, been subscribed for by each of said incorporators as follows, to-wit:

Name of Incorporator              Post Office Address           No. of Shares
-------------------               -------------------           -------------

Elmer Almquist                    254 Copper                         100
                                  Mullan, Idaho

Donald C. McClary                 512 Earle Ave.                     100
                                  Mullan, Idaho

Albert J. Almquist                303 Third                          100
                                  Wallace, Idaho,

         IN WITNESS WHEREOF, we have hereunto set our hands the day of August, 1968.

                                                By:  /s/
                                                   -----------------------------

                                                     /s/
                                                   -----------------------------

STATE OF IDAHO     )
                   : ss.
County of Shoshone )

         On this 23rd day of August, 1968, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared ELMER ALMQUIST, DONALD
C. McCLARY, and ALBERT J. ALMQUIST, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and severally acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year in this certificate first above written.



                                      /s/
                                    --------------------------------------------
    [GRAPHIC OMITTED]               Notary Public in and for the State of Idaho,
                                    Residing at Wallace, Idaho.

STATE OF IDAHO    )
                  :ss.
County of Shoshone)

I, IRENE NONINI, County Recorder in and for the County of Shoshone, State of Idaho, do hereby certify the foregoing to be a full true and correct copy of Articles of Incorporation for Wallace Silver, Inc. as the original instrument appear upon the records of said County, as Instrument Number 219639 of Articles of Incorporation thereof at my office and in my custody.

IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal this 18th day of January , A.D. 19 84.

                                                IRENE NONINI, COUNTY RECORDER

                                                BY  /s/                DEPUTY
                                                  ---------------------

                                   No. 39899
                                      ------

                           Articles of Incorporation

                                       of

                              WALLACE SILVER, INC.

                        Place of business  Wallace, Idaho
                                         --------------------
                        Existence          Perpetual
                                 ----------------------------
                        Capital Stock      $500,000.00
                                     ------------------------

                        =====================================
                                    STATE OF IDAHO
                                 Department of State
                                     Boise, Idaho
                        Approved, filed and  admitted  to the
                        records of articles of  Incorporation
                        of the State of Idaho and certificate
                        issued  this  26th day of August 1968
                        at 8:00 o'clock A.M.
                        =====================================
                        FEES PAID
                        Filing          $ 100.00
                                        --------
                        Recording           4.00
                                        --------
                        Cert. Copy
                                        --------
                        Certificate         6.00
                                        --------
                        License Tax
                                        --------

                        --------------------------------------
                                               TOTAL  $ 110.00
                                                      --------

                                  Pete T. Cenarrusa
                        --------------------------------------
                                        SECRETARY OF STATE

                        BY  /s/
                          ------------------------------------
                                        CORPORATION CLERK

             CERTIFICATE OF AMENDMENTS OF ARTICLES OF INCORPORATION
             ------------------------------------------------------

                                       OF
                                       --

                              WALLACE SILVER, INC.
                              --------------------


         Pursuant to a resolution passed by the Board of Directors of the Wallace Silver Inc., a special meeting of the Corporation convened at Wallace, Idaho on April 25, 1969, at 7:00 o'clock P.M., (Pacific Daylight Time), said meeting having been duly and regularly called, by the proper notice.


         1. For the purpose of said meeting was called to consider and set upon a proposal to amend the Articles of Incorporation to change the par value of Wallace Silver, Inc. from ten cents (10c) to Five cents(5c). At said meeting the following resolution being as follows, to-wit:

       WHEREAS, it is desired to amend the Articles of Incorporation so that the par value of the sotck shall be five cents (5c) instead of ten cents
       (10c).

         NOW THEREFORE, BE IT RESOLVED THAT the Article VI of the Charter of the corporation should be stricken, which presently provides as follows:

                                  "ARTICLE VI.

         The amount of the capital stock of this corporation shall be Five Hundred Thousand Dollars ($500,000.00) divided into Five Million (5,000,000) shares of par value of Ten cents (10c) ) per share. Said stock shall all be of the same class and, each and every share of said stock shall have the same rights and privileges as those enjoy by each and every other share of said stock."

and insert in lieu thereof as follows:

                                  ARTICLE VI.

         The amount of the capital stock of this corporation shall be Two Hundred and Fifty Thousand Dollars ($250,000.00) divided into Five Million (5,000,000) shares of a par value of Five Cents (5c) a share. Said stock shall all be of the same class and each and every share of stock shall have the same rights and privileges as those enjoyed by each and every other share of said stock.

         BE IT FURTHER RESOLVED if this resolution is adopted puruant to law, that the director and officers shall, execute all necessary papers and shall file or record Articles Of Amendment of Incorporation with the Secretary of State, State of Idaho, and with the Recorder of Shoshone County, Idaho.

         That upon the aforesaid resolution being put to a vote upon motion it was, determined that the shareholders having a two thirds majority of the issued and outstanding stock of the corporation voted in favor of the resolution.

         IN WITNESS WHEREOF, said Wallace Silver has caused its corporate seal to be hereunto affixed and this certificate to be signed by its proper officers duly authorized on this sixth day of May, 1969.


                                                /s/
                                               ---------------------------------
                                                        President and Chairman



                                                /s/
                                               ---------------------------------
                                                        Secretary

                               ******************

State of Idaho    )
                   ss
County of Shoshone)

         On this 6th day of May, 1969, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared ELMER ALMQUIST, known to me to be the President of Wallace Silver Inc. and DONALD C. McClary, known to me to be the Secretary of Wallace Silver Inc., and acknowledged to me that they executed the within instrument on behalf of said Corporation, and they each of them acknowledged to me that the such Corporation executed the same.

 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year hereinabove first written.


                                                /s/
                                              ----------------------------------
                                              Notary Public in and for the State
                                              of Idaho
                                              My Commission expired Dex 28, 1971

                                    39899-a

                                   ARTICLES OF
                                  AMENDMENT OF
                              WALLACE SILVER, INC.
                      ------------------------------------
                      ------------------------------------
                      ------------------------------------
                           Amendment decreasing auth.
                              c.s. to $250,000.00

                                 STATE OF IDAHO
                               DEPARTMENT OF STATE
                               Secretary's Office
                                  Boise, Idaho
                      ====================================
                      Approved,  filed,  and  admitted  to
                      the records of Articles of Incorpor-
                      ation of  the  State  of  Idaho  and
                      certificate issued

                      this      12th                day of
                          --------------------------
                                May                 , 1969
                      ------------------------------ -----
                      at        8:00          o'clock A.M.
                        ----------------------       -----
                        FEES PAID

                                Filing $   10.00
                                       ---------
                                Recording   1.20
                                         -------
                                Certificate 6.00
                                           -----
                                License Tax
                                           -----
                                ----------------
                                ----------------

                                        TOTAL $ 17.20
                                              -------

                                   PETE Y. CENARRUSA
                                   SECRETARY OF STATE

                               BY  /s/
                                 --------------------
                                  CORPORATION CLERK